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                                                                EXHIBIT-99.B10


                                 EXHIBIT 10

                     Consent of Independent Accountants


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                                                                      Exhibit 10



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Sentry Life Insurance Company of New York


We consent to the inclusion in Post-Effective Amendment No. 17 to the Registration Statement of Sentry Variable Account I on Form N-4 (File No. 2-87746) of our report dated February 10, 1997 on our audit of the financial statements of Sentry Variable Account I and our report dated February 14, 1997, on our audits of the statutory financial statements of Sentry Life Insurance Company of New York. We also consent to the reference to our Firm under the captions "Condensed Financial Information" in the Prospectus and "Accountants" in the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.


Chicago, Illinois
April 30, 1997